American Century International Bond Funds

AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT

This AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2018 (the “Effective Date”), by and between AMERICAN CENTURY INTERNATIONAL BOND FUNDS, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of January 31, 2012, and amended effective as of July 26, 2013, July 24, 2014, April 10, 2017 and July 28, 2017 (the “Agreement”) and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect management fee changes for the Global Bond Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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American Century International Bond Funds

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

American Century Investment Management, Inc.	American Century International Bond Funds
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century International Bond Funds    Schedule A: Fee Schedules

Schedule A
Fee Schedules

Series		Fee Schedule by Class
	Investor	R5	A	C	G	I	R	R6	T	Y
Global Bond Fund	0.83%	0.63%	0.83%	0.83%	0.58%	0.73%	0.83%	0.58%	0.83%	0.63%
Emerging Markets Debt Fund	0.96%	0.76%	0.96%	0.96%	0.71%	0.86%	0.96%	0.71%	n/a	0.76%

A-1